Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Affiliated Managers Group, Inc. (the “Company”) for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Sean M. Healey, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)         the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2005	By:	/s/ SEAN M. HEALEY
Sean M. Healey
President and Chief Executive Officer